Exhibit 32.2

CERTIFICATION OF
PRINCIPAL ACCOUNTING OFFICER OF
HYBRID DYNAMICS CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

I, Darren Jensen, Principal Accounting Officer of Hybrid Dynamics Corporation (the "Company"), hereby certify that the accompanying report on Form 10-QSB for the period ending June 30, 2007 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial operations and results of operations of the Company.

Date: August 13, 2007

By: /s/ DARREN JENSEN
Darren Jensen
Principal Accounting Officer